SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

AMENDMENT NO. 1
TO
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report: June 30, 2005

Medical Staffing Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-23967	91-2135006
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8150 Leesburg Pike, Suite 1200, Vienna, Virginia	22182
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(703) 641-8890

Item 1.01. Entry Into A Material Definitive Agreement.

Medical Staffing Solutions, Inc., a Nevada corporation (“MSSI”) entered into a factoring agreement (the “Agreement”), dated as of June 30, 2005, by and among TeleScience International, Inc. (“TII”), Nurses PRN Acquisition Corp. (“NPRN” and together with MSSI and TII, the “Company”) and SYSTRAN Financial Service Corporation (“SYSTRAN”), a subsidiary of Textron Financial Corporation (“Textron”). Pursuant to the Agreement, SYSTRAN has established a Five Million Dollar ($5,000,000) credit facility (the “Facility”) with the Company in order for the Company to finance the account receivables of NPRN and TII. The term of the Agreement shall commence as of the date the Company first receives funds pursuant to the Facility, and shall continue through twelve (12) months, with twelve-month renewal periods.

The Company shall pay interest on any outstanding balance at the Wells Fargo Bank Prime Rate plus one half of one percent (0.50%), and pay a Discount Fee of one half of one percent (0.50%) of the face amount of all Unbilled invoices and Bills purchased by SYSTRAN (as such capitalized terms are defined in the Agreement, Exhibit A to the Agreement and the Addendum to the Agreeement). SYSTRAN shall have a first and only security interest in all of the Company’s present and future accounts, deposit accounts, chattel paper, contract rights (including insurance contracts and insurance proceeds), general intangibles, choses in action, instruments and documents, whether owned as of the date of the Agreement or acquired thereafter, and the proceeds of each of the foregoing. Upon the request of the Company, the Facility shall be reviewed for conversion to a Textron asset-based revolving credit facility.

Exhibit	Description
Exhibit 99.1

SYSTRAN Financial Services Corporation Factoring Agreement, dated as of June 30, 2005, by and between Medical Staffing Solutions, Inc., TeleScience International, Inc., Nurses PRN Acquisition Corp. and SYSTRAN Financial Service Corporation

Incorporated by reference to Exhibit 99.1 to Medical Staffing's Current Report on Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005.
Exhibit 99.2	Form of Addendum to the SYSTRAN Financial Services Corporation Factoring Agreement	Incorporated by reference to Exhibit 99.2 to Medical Staffing's Current Report on Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005.
Exhibit 99.3	Form of Continuing Guaranty	Incorporated by reference to Exhibit 99.3 to Medical Staffing's Current Report on Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005.
Exhibit 99.4	Form of Letter to SYSTRAN Credit and Operations Departments	Incorporated by reference to Exhibit 99.4 to Medical Staffing's Current Report on Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL STAFFING SOLUTIONS, INC.

Date: August 3, 2005	By: /S/ Dr. Brajnandan B. Sahay
Name: Dr. Brajnandan B. Sahay
Title: President